                                   EXHIBIT A

                                 ANERGEN, INC.

                                VOTING AGREEMENT

     This Voting Agreement (this "Voting Agreement") is made and entered into as of December 11, 1998, by and between Corixa Corporation, a Delaware corporation ("Acquiror"), and the undersigned stockholder ("Holder") of Anergen, Inc., a Delaware corporation ("Target").

                                    RECITALS

     Pursuant to an Agreement and Plan of Reorganization dated as of December 11, 1998 (the "Reorganization Agreement") by and among Acquiror, Yakima Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), and Target, Sub is merging with and into Target (the "Acquisition") and Target, as the surviving corporation of the Acquisition, will thereby become a wholly-owned subsidiary of Acquiror. Pursuant to Section 6.2(f) of the Reorganization Agreement, Target has agreed to cause certain significant stockholders of Target to execute and deliver to Acquiror voting agreements in the form hereof. The Holder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock and all rights, warrants and options to acquire shares of capital stock of Target as is indicated on the final page of this Voting Agreement (the "Shares").

     In consideration of the execution of the Reorganization Agreement by Acquiror, Holder agrees not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Target acquired by Holder hereafter and prior to the Expiration Date (as defined in Section 1(a) below), and agrees to vote the Shares and any other such shares of capital stock of Target in favor of and so as to facilitate consummation of the Acquisition.

                                   AGREEMENT

     The parties agree as follows:

     1. Agreement to Retain Shares.

     (a) Transfer and Encumbrance. Holder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge (except in connection with a bona fide loan transaction, provided that any pledgee agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1(b)) prior to the Expiration Date and also agrees to be subject to the Proxy (as defined in Section 3)), or otherwise dispose of or encumber the Shares or any New Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of
(i) such date and time as the Acquisition shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) upon the termination of the Reorganization Agreement pursuant to its terms.

     (b) New Shares. Until the Expiration Date, Holder agrees that any shares of capital stock of Target that Holder purchases or with respect to which Holder otherwise acquires beneficial ownership after the date of this Voting Agreement and prior to the Expiration

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Date ("New Shares") shall be subject to the terms and conditions of this Voting
Agreement to the same extent as if they constituted Shares.

     (c) Superior Offer. In the event that (A) Target's board of directors approves, and recommends that Target's stockholders approve, a Superior Offer (as defined in the Reorganization Agreement), (B) Target's board of directors provides written notice of such approval and recommendation to Acquiror and (C) Target has paid in full Acqurior the Termination Fee (as defined in the Reorganization Agreement), Holder's obligations under this Voting Agreement shall immediately terminate.

     2. Agreement to Vote Shares. Until the Expiration Date, at every meeting of the stockholders of Target called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Target with respect to any of the following, Holder shall vote the Shares and any New Shares (a) in favor of approval of the Reorganization Agreement and the Acquisition and any matter that could reasonably be expected to facilitate the Acquisition, and (b) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Acquisition) between Target and any person or entity other than Acquiror or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Reorganization Agreement or which could result in any of the conditions to Target's obligations under the Reorganization Agreement not being fulfilled. This Voting Agreement is intended to bind Holder as a stockholder of Target only with respect to the specific matters set forth herein.

     3. Irrevocable Proxy. Until the Expiration Date, concurrently with the execution of this Voting Agreement, Holder agrees to deliver to Acquiror a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable (until the Expiration Date) to the extent provided in Section 212 of the Delaware General Corporation Law, covering the total number of Shares and New Shares beneficially owned or as to which beneficial ownership is acquired (as such term is defined in Rule 13d-3 under the Exchange Act) by Holder set forth therein.

     4. Representations, Warranties and Covenants of Holder. Holder hereby represents, warrants and covenants to Acquiror that Holder (a) is the beneficial owner of the Shares, which at the date of this Voting Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (b) does not beneficially own any shares of capital stock of Target other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law) and (c) has full power and authority to make, enter into and carry out the terms of this Voting Agreement and the Proxy.

     5. Additional Documents. Holder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Acquiror, to carry out the purpose and intent of this Voting Agreement.

     6. Consent and Waiver. Holder hereby gives any consents or waivers that are reasonably required for the consummation of the Acquisition under the terms of any agreement to which Holder is a party or pursuant to any rights Holder may have.

     7. Termination. This Voting Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

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     8. Miscellaneous.

     (a) Amendments and Waivers. Any term of this Voting Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this
Section 8(a) shall be binding upon the parties and their respective successors and assigns.

     (b) Governing Law. This Voting Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

     (c) Counterparts. This Voting Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     (d) Titles and Subtitles. The titles and subtitles used in this Voting Agreement are used for convenience only and are not to be considered in construing or interpreting this Voting Agreement.

     (e) Notices. Any notice required or permitted by this Voting Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth on the final page of this Voting Agreement, or as subsequently modified by written notice.

     (f) Severability. If one or more provisions of this Voting Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Voting Agreement, (ii) the balance of this Voting Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Voting Agreement shall be enforceable in accordance with its terms.

     (g) Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Voting Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit proceeds to final judgment.

     (h) Specific Performance; Injunctive Relief. The parties hereto acknowledge and agree that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, the parties acknowledge and agree that, in addition to any other remedies that may be available to Acquiror upon any such violation, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity.

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     The parties have caused this Voting Agreement to be duly executed on the date first above written.

                                          "ACQUIROR"

                                          CORIXA CORPORATION,
                                          a Delaware corporation

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------
                                                            (print)

                                          Title:
                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                                --------------------------------

                                          Facsimile:
                                          --------------------------------------

                                          "HOLDER"

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------
                                                            (print)

                                          Title:
                                          --------------------------------------

                                          Holder's Address for Notice:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          Facsimile:
                                          --------------------------------------

                                          Shares beneficially owned:

                                                         shares of Common Stock
                                                         of Anergen, Inc.

                                                         shares of Common Stock
                                                         of Anergen, Inc.
                                                         issuable upon exercise
                                                         of outstanding options
                                                         and warrants

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                                   EXHIBIT A

                               IRREVOCABLE PROXY
                                TO VOTE STOCK OF
                                 ANERGEN, INC.

     Subject to the terms of that certain Voting Agreement, dated as of December 11, 1998, by and between Acquiror (as defined below) and Stockholder (as defined below), (the "Voting Agreement") the undersigned stockholder ("Stockholder") of Anergen, Inc., a Delaware corporation ("Target"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) appoints the members of the board of directors of Corixa Corporation, a Delaware corporation ("Acquiror"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Target that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Target issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Target as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the earlier to occur of (i) the Expiration Date (as defined below) and (ii) Superior Offer Event (as defined below).

     This Proxy is irrevocable (to the extent permitted by Section 212 of the Delaware General Corporation Law) is granted pursuant to that certain Voting Agreement of even date herewith, by and among Acquiror and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Acquiror entering into that certain Agreement and Plan of Reorganization, of even date herewith, by and among Target, Acquiror and Yakima Acquisition Corporation, a Delaware corporation ("Sub") and wholly-owned subsidiary of Acquiror (the "Reorganization Agreement"). The Agreement provides for the merger of Sub with and into Target (the "Acquisition"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Acquisition shall become effective in accordance with the terms and provisions of the Reorganization Agreement and (ii) upon termination of the Reorganization Agreement pursuant to its terms. As used herein, the term "Superior Offer Event" shall mean the determination of Target's board of directors to accept an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (1) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Target's pursuant to which the stockholders of Target immediately preceding such transaction hold less than fifty percent (50%) of the equity interest in the surviving or resulting entity of such transaction,
(2) a sale or other disposition by Target of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of fifty percent (50%) of the fair market value of Target's business immediately prior to such sale, (3) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Target), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then-outstanding shares of capital stock of the Target or (4) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, on terms that Target's board of directors determines, in its judgment consistent with applicable corporate

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

law, after consultation with its financial advisor, is reasonably likely to be financially superior to the Target stockholders than the terms of the Merger.

     Subject to the terms of the Voting Agreement, the attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Target and in every written consent in lieu of such meeting (i) in favor of approval of the Acquisition and the Merger Agreement and in favor of any matter that could reasonably be expected to facilitate the Acquisition, and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Acquisition) between Target and any person or entity other than Acquiror or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Merger Agreement or which could result in any of the conditions to Target's obligations under the Merger Agreement not being fulfilled. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law) subject to the limitations set forth in the Voting Agreement.

Dated: December 11, 1998

                                                  (Signature of Holder)

                                                  (Print Name of Holder)

                                          Shares beneficially owned:

                                                    Shares of Common Stock of
                                                    Anergen Inc. owned by Holder
                                                    as of the date of this
                                                    Voting Agreement

                                                    Shares of Common Stock of
                                                    Anergen, Inc. issuable upon
                                                    exercise or conversion of
                                                    outstanding options,
                                                    warrants or other securities
                                                    owned by Holder as of the
                                                    date of this Voting
                                                    Agreement

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